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                                                                 EXHIBIT 10.19

                        MANUFACTURING SERVICES AGREEMENT

This Manufacturing Services Agreement ("Agreement") is entered into by Pathlight Technology, Inc. ("PATHLIGHT"), 9 Brown Road Ithaca, NY 14850, and XeTel Corporation ("XeTel"), 2105 Gracy Farms Lane, Austin, Texas 78758. This Agreement specifies the terms and conditions which shall apply to the manufacturing services to be provided by XeTel to PATHLIGHT during the Term of this Agreement.

1. TERM. This Agreement becomes effective on the later of the signature dates of the parties, and continues in effect for an initial period of one year. The Agreement will remain in effect beyond this initial one year period unless terminated by either party as stipulated in this Agreement.

2. SERVICES PROVIDED. This Agreement applies to all Purchase Orders and other communications regarding the service provided unless this Agreement is explicitly referenced by title and Effective Date with regard to any exception to these terms and conditions. This Agreement is not an authorization for XeTel to begin services.

3.       DELIVERY

         a. XeTel agrees to provide to PATHLIGHT the products ordered pursuant to a Purchase Order in accordance with the delivery requirements specified therein, or as modified in paragraph 3e below, so long as such requested deliveries comply with the provisions of Section 8. XeTel agrees to use commercially reasonable efforts to deliver all products on time in accordance with PATHLIGHT's requested delivery dates. Over a three (3) month period, products must be delivered, on average, no more than five (5) days early and no days late from XeTel's committed delivery date. XeTel agrees that no individual deliveries shall be more than five (5) days early or late except in unusual situations beyond XeTel's reasonable control where deliveries will be made at the earliest practical time. If XeTel cannot meet its committed delivery date, XeTel shall promptly notify PATHLIGHT of XeTel's revised commit date and PATHLIGHT may, at it's option: (i) terminate this Agreement in accordance with Section 15; (ii) hold XeTel liable for any premium material, labor, and/or shipping costs incurred by XeTel as a result of expediting to minimize the lateness of the delivery; (iii) exercise all other remedies provided at law, in equity and in this Agreement.

         b. Any claims for alleged discrepancies must be given within thirty (30) days of the shipment or such claim is deemed waived by PATHLIGHT.

         c. If XeTel is unable to meet its delivery commitments and must allocate its capacity, inventory, test equipment, resources, use of personnel, etc. that are used to produce products, then XeTel agrees to: (i) act in good faith; and/or (ii) source PATHLIGHT's product(s) at any of its manufacturing service locations provided that such locations maintain the same approved processes and that Pathlight is afforded a two (2) week period to approve such manufacturing locations; (iii) allocate its capacity, inventory, test equipment, resources, use of personnel, etc. on a pro rata basis to fill PATHLIGHT's and XeTel's other customers orders. XeTel will, at its sole discretion, allocate material, equipment and resources according to the following priorities: (I) emergency (end-customer down or a safety defect) requirements will be filled first; and (2) then a fair allocation (such as first-in, first-out) between manufacturing orders and non-emergency requirements.

         d. XeTel will only deliver the products specified in PATHLIGHT's Purchase Orders. XeTel further agrees to build no more than four (4) weeks of finished goods "box level" product at any given time thus minimizing the potential for high rework costs.

         e. In the event that PATHLIGHT requests XeTel to hold shipments of completed product for aggregation to enable prompt shipment of product for order fulfillment, to implement an engineering change, or for other request, XeTel shall invoice and hold the product, and

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                 Pathlight shall take full ownership of and title to the product on XeTel's manufacturing premises, upon the shipment to a designated segmented section of XeTel's on-site warehouse or a third party warehouse upon notification to Pathlight. Such shipments shall be one-hundred percent complete with respect to underlying purchase orders. Such shipments are nonreturnable except for valid warranty claims. Pathlight shall consign its product to XeTel for any other subsequent requirements. In the event the holding period for such product exceeds forty-five days, XeTel, upon notification to Pathlight, is pre-authorized to transfer Pathlight's inventory to a third party warehouse or, at Pathlight's direction to Pathlight; XeTel shall make such transfer and Pathlight shall be invoiced for storage costs. XeTel shall move product from Pathlight's segmented warehouse or the third party warehouse upon receipt of separate instructions from Pathlight. In no event shall payments of invoices be delayed as a result of these provisions.

4.       CREDIT AND PAYMENT TERMS

         a. Payments for services performed under this Agreement are due and payable promptly at net thirty (30) days after date of invoice, which shall not pre-date the date of shipment as defined in paragraph 3e above.

         b. PATHLIGHT shall provide an irrevocable standby letter of credit or other security for receivable amounts outstanding and inventory liability in excess of its credit limit which may be drawn upon in the event of payment delinquency.

         c. If PATHLIGHT becomes delinquent in payments to XeTel, XeTel may do the following after notifying PATHLIGHT:

                  i. Charge interest at one and one-half percent (1 1/2%) per month, but in no event shall the interest charged be higher than the highest rate for which the parties may legally contract; and/or

                  ii. Withhold shipment of products/services until all of PATHLIGHT's obligations have been brought current. PATHLIGHT will be given a reasonable amount of time to bring invoices current prior to being placed on credit hold. If XeTel elects to withhold shipment, PATHLIGHT is not relieved of any obligations hereunder; and/or

                  iii. Pursue legal remedies to collect the delinquent payments; and/or

                  iv.      Change credit terms.

         d. PATHLIGHT agrees to verbally review Pathlight's quarterly financial statements with XeTel.

         e.      XeTel agrees to review Pathlight's credit terms quarterly.

5. COORDINATION. Each party shall designate a Coordinator to represent that party in the implementation of this Agreement. PATHLIGHT has identified Bruce Fabens, Director of Manufacturing, as its Coordinator, and XeTel has identified Pete Casarez, Program Manager, as its Coordinator. Either party may change its Coordinator by written notice to the other party.

6. ENGINEERING CHANGE ORDERS. PATHLIGHT may initiate Engineering Change Orders (ECOs); so long as the following procedures are followed:

         a. PATHLIGHT shall notify XeTel of the proposed ECO in writing, including the documentation for the change to support XeTel's research of the impact of the proposed ECO.

         b. XeTel, upon receipt of the notice, will make its best effort to review all costs impacted within five (5) working days. All cost impacts and material availability issues will be reviewed and agreed upon with PATHLIGHT to enable PATHLIGHT to issue a Purchase Order for the charges prior

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                  to implementation. In addition, XeTel will charge $150 for each ECO implementation for design related changes.

         c. Emergency ECOs will be implemented immediately at PATHLIGHT's request and PATHLIGHT will be liable for such costs pertaining to the emergency ECO.

7.       PRICING

         a. All XeTel pricing for a particular product/service will be based on Purchase Order quantities released for the applicable quarter plus nine (9) month forecast provided by PATHLIGHT. The Purchase Order(s) and forecast should include a description of the product/service to be purchased, quantity, and estimated delivery dates.

         b. In order for Pathlight and XeTel to remain competitive in the market place, Pathlight and XeTel agree to conduct periodic (not less than quarterly) cost/price reviews throughout each year. Continual reduction in cost/price will receive on-going focus during this Agreement. XeTel shall negotiate in good faith methods of improved productivity, procurement and processes that can result in on-going cost/price reductions to Pathlight. As business needs warrant, Pathlight may request additional cost/price reductions from XeTel during this Agreement.

         c. If the actual quantity of products/services ordered for delivery during any twelve (12) month period is lower than the forecasted quantity, PATHLIGHT may be subject to billbacks based upon the volume dependent pricing provided Pathlight. XeTel will make its best effort to mitigate material liability resulting from the volume changes.

         d. At any time, in the event of extraordinary increases or decreases in the market price of fuels, materials, raw materials, equipment, labor and other production costs, XeTel and PATHLIGHT can renegotiate in good faith with the other party the price of goods not yet shipped or services to be performed. If, in good faith, Agreement is not reached, either party has the right to terminate the specific service(s) or the entire Agreement subject to the appropriate termination/cancellation changes set out in Paragraphs 8 and 15 of this Agreement.

8.       PURCHASE ORDERS, FORECASTS, RESCHEDULES, AND CANCELLATIONS

         a. Pathlight will provide a twelve (12) month rolling forecast for the quantities of products that may be required. The forecast will be issued during each month and will forecast Pathlight's projected requirements for products for the next twelve (12) months, which begins on the first day of the next succeeding month.

         b. XeTel agrees to manufacture, supply and deliver products in accordance with the terms and conditions of this Agreement. XeTel shall manufacture and deliver only such products requested by Pathlight Purchase Orders. XeTel may not consider a Pathlight Purchase Order as "closed completed" until XeTel delivers the full quantity called for in the Purchase Order only for orders where Pathlight has authorized the manufacture of additional like product to account for yield loss and Pathlight shall be responsible for any such excess inventory manufactured. XeTel shall include for consumption any such excess inventory accumulated into subsequent manufacturing build plans.

         c. Purchase Orders shall be placed a minimum of three (3) months in advance of delivery time. XeTel will purchase materials in accordance with the Purchase Order and the forecast based on the mutually agreed upon lead-time and inventory buy policy (see Appendix A-XeTel Inventory Buy Policy). PATHLIGHT is liable for material purchased, particularly non-cancelable non-returnable (NCNR) and custom/unique items, if there is a schedule reduction or cancellation. PATHLIGHT is also liable for all material purchased due to minimum buy quantities including standard tape and reel quantities.

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                  Commencing July 1, 2000, in the event that Pathlight requests an expedited order (versus shipping or order fulfillment instructions for products in Pathlight's segmented warehouse to complete final system configurations) within the three month window; XETEL WILL CHARGE A FEE OF $40 PER EXPEDITED BOM LINE ITEM, NOT TO EXCEED $1500 EXPEDITE FEE. Any such request will be accompanied by a purchase order for XeTel to initiate this process. After receipt of the purchase order covering the expedite charge, XeTel will make its best effort to meet Pathlight's requested delivery date and will notify Pathlight within three (3) business days of its ability to meet such a requested delivery date including available capacity. Such charge shall apply independent of XeTel's ability to meet the expedited delivery date, except where delivery is missed solely for XeTel's manufacturing performance using standard manufacturing lead times.

                  XeTel agrees to supply a material shortage report as necessary and the following inventory reports on a monthly basis:

                  On-hand inventory
                     - On order inventory
                     - Excess to 5 weeks demand
                     - Total excess to demand
                     - Obsolete inventory (no demand)
                     - Component Supply-Demand Profile (as required)

                  XeTel agrees to provide other mutually agreed upon standard informational reports set forth in Appendix E.

         d. XeTel agrees to promptly respond to Pathlight's Purchase Orders no later than two (2) business days after receipt

         e. The Purchase Order pack quantity is a single unit and may be ordered in multiples of one.

         f. PATHLIGHT may reschedule deliveries on orders that are due thirty (30) days or more from the date such change notice is provided to XeTel provided that:

                  i. If such reschedule of delivery represents a delay in shipment, the reschedule cannot be for more than ninety (90) days from the original delivery date. PATHLIGHT agrees to provide XeTel an inventory prepayment, net of any previous unremitted prepayments, BY THE FIFTEENTH DAY OF EACH MONTH EQUAL TO THE AMOUNT BY WHICH ON-HAND INVENTORY ON THE LAST DAY OF EACH FISCAL MONTH EXCEEDS THE MATERIAL VALUE FOR ORDERS TO BE PRODUCED IN THE SUBSEQUENT MONTH.(see the Inventory Prepayment Timeline Example, detailed in Appendix B). XeTel agrees to repay Pathlight's prepaid amounts BY THE FIFTEENTH OF THE MONTH TO THE EXTENT ON-HAND INVENTORY IS BALANCED WITH PRODUCTION REQUIREMENTS (see the Inventory Prepayment Timeline Example, detailed in Appendix B). Pathlight agrees to commence inventory prepayments due to reschedules or cancellations over the term of this Agreement and its renewals upon XeTel's reasonable written request. In the event of a schedule push-out, XeTel agrees to, at Pathlight's expense, carry out all reasonable actions necessary to minimize Pathlight's inventory liability including, as allowed by XeTel's suppliers, rescheduling, returning and/or restocking inventory to coincide with the new schedule.

                  ii. There are no more than a maximum of three reschedules implemented per purchase order and the new delivery cannot be, in any case, later than ninety (90) days from the original delivery date stated on the purchase order. Any orders rescheduled for more than ninety (90) days will be considered a cancellation and the terms in Paragraph 8g will apply. If a reschedule represents an acceleration or increase, XeTel will make its best effort to meet such request, subject to material availability and manufacturing capacity. Any additional costs, including but not limited to materials, expedite fees, purchase price variances and labor incurred by XeTel to

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                  meet PATHLIGHT's request will be the liability of PATHLIGHT.
                  All cost impacts and material availability issues will be reviewed and agreed upon with PATHLIGHT prior to XeTel incurring any such costs. PATHLIGHT will issue a Purchase Order for any such charges prior to XeTel's implementation.

         g. PATHLIGHT may cancel any order scheduled for delivery more than ninety (90) days from the date such cancellation notice is given to XeTel, however PATHLIGHT is liable to XeTel for all material acquired plus handling charges for the cancelled product. However, XeTel will make its best effort to mitigate such liability. Prior to Pathlight's payment, Pathlight may audit XeTel's records at a reasonable time or require XeTel to provide reasonable documentation and invoices to substantiate any and all charges to Pathlight under this section. Payment by Pathlight for the amount pursuant to this section will be made in accordance with the terms and conditions of this Agreement.

         h. XeTel will provide a "Delivery Increase and Acceleration Plan Proposal" forty-five days after Pathlight's request, including all related expenses, to Pathlight, that would allow an assured supply volume increase (Upflex) to Pathlight at an increasing monthly rate over a three (3) month period, from the date of request, to a target of plus 25% to 50% volume of the then current schedule. If accepted by Pathlight and implemented by XeTel, this proposal will be signed by both parties and added as Appendix C "Delivery Increase and Acceleration Plan" of this Agreement.

9. APPROVED VENDORS LIST. XeTel will follow PATHLIGHT's Approved Vendor List (AVL) for all component parts purchased on behalf of PATHLIGHT. PATHLIGHT's AVL must be provided to XeTel in writing prior to any purchase being made and such AVL should be updated by PATHLIGHT monthly if there have been any changes to Pathlight's AVL. In the event that XeTel offers alternatives to PATHLIGHT's AVL, the alternative must be approved in writing by PATHLIGHT prior to beginning any production at XeTel's facility on behalf of PATHLIGHT.

10. RELIANCE ON DESIGN(S). PATHLIGHT acknowledges and recognizes that XeTel must rely on the design that PATHLIGHT furnishes to XeTel to manufacture the PATHLIGHT product, therefore if the product is defective due to the inaccuracy of PATHLIGHT design then PATHLIGHT agrees that XeTel shall be paid its original contracted price for the product that is defective due to the PATHLIGHT design error.

11.      WARRANTY

         THE FOLLOWING ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER WARRANTY OBLIGATION ON THE PART OF XETEL.

         a. XeTel warrants the products/services delivered under this Agreement to be free from defects within the limits of the test provisions as stated below:

                 (i) All products delivered will conform to the XeTel Workmanship Standards (IPC-610A Class II) for a period of fifteen (15) months from the date of invoice. For printed circuit board assemblies, in-circuit test is the minimum electrical test required by XeTel.

                 (ii) XeTel agrees to extend to Pathlight the same warranty coverage as that stipulated by the Original Equipment Manufactures (OEMs) on all materials used in the manufacture of products for Pathlight.

         b. This warranty does not apply to material which becomes defective due to PATHLIGHT's alteration or repair or to material which is subjected to misuse, negligence or stress due to the electrical circuit/system design or malfunction.

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         c.       Defective goods will be repaired or replaced by XeTel free of cost, if returned to XeTel within the thirty (30) days after the end of the warranty period as provided for in this paragraph 11. Goods returned after this period will be repaired or replaced for a charge to be negotiated. This section sets out PATHLIGHT's sole remedies for any defect in the goods. XeTel and PATHLIGHT must mutually agree if a debit can be taken against product returned by PATHLIGHT more than 30 days after Pathlight's original receipt of the product. For products returned by Pathlight within 30 days of the original shipment by XeTel, Pathlight, to only delay payment of the original invoice, shall issue a debit memo and XeTel, to only delay payment of the original invoice, shall issue to Pathlight a credit for the full amount invoiced by XeTel. Upon completion of the warranty repair, XeTel shall re-invoice Pathlight upon XeTel's shipment of the repaired or replacement products to only restart payment timing. In any event Pathlight applies a debit memo and XeTel issues a credit to delay payment of an original invoice, Pathlight remains responsible for payment of any returned product, once repaired, and title to such product shall at all times remain with Pathlight.

         d. The foregoing warranties are not transferable and may not be relied upon or enforced by any person other than PATHLIGHT.

         e. XeTel agrees to extend a limited warranty to cover "Epidemic Defects" for a period of two (2) years beyond the end of the standard fifteen (15) month warranty period stated above provided that the product(s) to be returned meets the following criteria:

                  (i) A sample of the specific product must regularly pass ongoing accelerated life-cycle tests, stress testing, ICT, functional test and other tests as agreed to by XeTel, in writing, and paid for by Pathlight.

                  (ii) Product(s) covered under the standard fifteen (15) month warranty that malfunction or fail solely due to workmanship defects that do not conform to the IPC-610A Class II Workmanship Standards will be measured and recorded by Pathlight and verified by XeTel. If the recorded defect rate meets or exceeds 4% for the same exact defect due to workmanship on product(s) produced in a given quarter (the first quarter runs from April 1, 1999 through June 30, 1999, the second quarter runs from July 1, 1999 through September 30, 1999, etc.) then XeTel agrees to repair or replace at no charge to Pathlight any product(s) manufactured in that same quarter that malfunctions or fails due to the exact same defect for a period not to exceed two (2) years beyond the end of the standard fifteen (15) month warranty period. XeTel will also conduct a thorough investigation into failure root cause and with Pathlight's concurrence, implement corrective action.

                  (iii) Not withstanding the above, XeTel shall not be liable for other failure mechanisms and factors including, but not limited to, component defects, printed circuit board defects, product upgrades, design or other factors or failure mechanisms.

                  (iv) Any and all product recalled and returned to XeTel due to Epidemic Defects solely from XeTel's assembly workmanship shall be treated as consigned inventory. Consequently, XeTel will not issue a credit to Pathlight for product returned for purposes defined in this section.

                  (v) In the event an epidemic failure solely from XeTel's assembly workmanship is not found, XeTel shall be compensated for all actual and reasonable costs associated in item (ii) above.


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12.      QUALITY AND WORKMANSHIP. All work performed by XeTel for PATHLIGHT's product shall conform to IPC-610A Class II, or as per other mutually written agreed upon standards provided by Pathlight. XeTel agrees to the Shipped Product Quality Levels (SPQL) for the initial products to be provided to PATHLIGHT by XeTel as indicated below:

         Product Description  Allowable SPQL
         -------------------  --------------
         1FC-4DS & 2FC-4DS    5000 ppm

         The SPQL for additional products will be agreed between PATHLIGHT and XeTel and reflected in updates to Appendix D.

13. RETURN MATERIAL AUTHORIZATION. If product is found to be defective per this Agreement, PATHLIGHT will notify XeTel and XeTel will provide a Return Material Authorization (RMA) number prior to PATHLIGHT returning the product. XeTel will make all reasonable efforts to provide an RMA number within twenty four (24) hours. XeTel agrees to conduct root cause analysis and provide corrective action for all defective products as defined in the XeTel Corrective Action Procedure XOP0000041. XeTel agrees to supply Pathlight with a Corrective Action number per XOP0000041 within 24 hours following a request for corrective action.

14. PATHLIGHT REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION. PATHLIGHT hereby represents and warrants, and also acknowledges that XeTel is relying on such representations and warranties, that the design(s) for PATHLIGHT's product(s) which PATHLIGHT furnished to XeTel is the original creation of PATHLIGHT or PATHLIGHT has obtained such rights from the original creator to disclose the design(s) to XeTel and also that the manufacture of this product by XeTel will not violate or infringe upon any patent, trade secret, copyright or any other proprietary or other right of any third party. PATHLIGHT also agrees to defend, indemnify, and hold XeTel, its officers, directors, employees and agents harmless from and against any losses, costs (including attorney's fees), claims, demands, actions, damages, expenses, liabilities, or injuries arising out of or in any way related to any alleged infringement of any patent, trade secret, copyright, or other proprietary or other right of any third party relating to the product design.

15.      TERMINATION.

         a. After an initial period of twelve (12) months, either party may terminate by written notice this Agreement for convenience with one hundred twenty (120) days notice.

         b. Either party may terminate by written notice this Agreement for cause if i. any material or unreasonable default and/or unreasonable breech by the other party remains uncured for more than thirty (30) days after receipt of such notice, during this 30 day period this agreement shall remain in force, or ii. if the other party files or has filed against it any bankruptcy, insolvency or receivership proceeding and any such petition has not been withdrawn or dismissed within 60 days, during this 60 day period this agreement shall remain in force only if Pathlight's liabilities to XeTel are paid when due and it has been agreed by any and all creditors that any such payments to XeTel are not preferred payments. The written notice shall specify the conditions constituting the default and the corrective action, if any, to cure such default.

         c. In the event of termination, PATHLIGHT shall be liable for: 1) direct cost of scheduled work-in-process for PATHLIGHT, 2) direct cost of all inventory required for this work, 3) direct cost of all non-cancelable Purchase Orders, 4) cancellation and/or restocking charges on Purchase Orders placed on behalf of PATHLIGHT, and 5) labor costs expended in procuring (including rescheduling and/or cancellation), handling (including internal restocking), preparing and/or processing material associated with PATHLIGHT's products/services. XeTel will pay for packaging expenses and PATHLIGHT will pay for freight expenses.

         d. In the event of termination, each party shall prepare for an orderly termination of this Agreement and return to the owning party its materials, equipment, records, and specifications. Pathlight's "Equipment" shall include all tooling and equipment directly provided to XeTel by Pathlight, and all tooling manufactured and/or acquired by XeTel in support of services to be provided by XeTel to Pathlight (including but not limited to the ICT tooling and software) that has been invoiced to and paid for by Pathlight.


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16.      CONFIDENTIALITY/NON-DISCLOSURE

         a. All information obtained by either party in connection with this Agreement and which is identified as confidential or proprietary to the other party shall be maintained in confidence.

                  Pathlight and XeTel shall not, without first obtaining the written consent of the other party, publicize or otherwise disclose the fact that the parties have furnished or contracted to furnish the work to be performed specified herein, or the terms, conditions and subject matter of this Agreement, except as may be required to perform the requirements of this Agreement or by law or government rule or regulation. If either party is compelled to make a disclosure due to government rule or regulation, such disclosure shall be limited to the extent required and the party shall have an opportunity to review the information prior to disclosure. Notwithstanding the foregoing, such review shall not make the reviewing party responsible for the content of the disclosure. XeTel may reference Pathlight as a customer however may not disclose the existence and terms of this Agreement without first receiving written permission from Pathlight.

         c. Each party agrees not to disclose to the other party the confidential or proprietary information of others.

         d. Within thirty (30) days after the termination or expiration of the Agreement, both parties shall forward to the other party all confidential information belonging to the other party which may be in its possession. Thereafter, both parties shall make no further use, either directly or indirectly, of any such confidential information.

         e. The only rights or licenses which either party may claim as being granted hereunder are those which are expressly granted hereunder, and no rights or licenses are conveyed to either party or to any third party by implication, waiver or estoppel.

17. LIMITATION OF LIABILITY. IN NO EVENT SHALL XETEL BE LIABLE TO PATHLIGHT FOR SPECIAL, COLLATERAL, INDIRECT, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR BREACH OR ANY OTHER PROVISIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THOSE PROVISIONS REGARDING WARRANTIES, GUARANTEES, INDEMNITIES, AND PATENT INFRINGEMENT, SUCH DAMAGES TO INCLUDE BUT NOT BE LIMITED TO, COSTS OF REMOVAL AND REINSTALLMENT OF GOODS OR ITEMS, LOSS OF GOOD WILL, LOSS OF PROFITS, OR LOSS OF USE. THIS LIMITATION WILL APPLY EVEN IF XETEL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.




         IN NO EVENT SHALL PATHLIGHT BE LIABLE FOR SPECIAL, COLLATERAL, INDIRECT, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR BREACH OR ANY OTHER PROVISIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THOSE PROVISIONS REGARDING WARRANTIES, GUARANTEES, INDEMNITIES, AND PATENT INFRINGEMENT, SUCH DAMAGES TO INCLUDE BUT NOT BE LIMITED TO, COSTS OF REMOVAL AND REINSTALLMENT OF GOODS OR ITEMS, LOSS OF GOOD WILL, LOSS OF PROFITS, OR LOSS OF USE. THIS LIMITATION WILL APPLY EVEN IF PATHLIGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18. FORCE MAJEURE. Neither party shall be liable for any delay in performance or failure to perform, in whole or in part, when due to labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, accident, fire, flood, or other act of God, act of any government authority, judicial action, or similar causes beyond the reasonable control of such party. If an event of force majeure occurs, the other party shall be immediately notified. XeTel agrees to perform its obligations, as soon as practical, after the conditions causing the delay and/or failure have subsided.

19. RELATIONSHIP OF PARTIES. XeTel shall be deemed to be an independent contractor of PATHLIGHT and therefore not an agent or employee of PATHLIGHT. PATHLIGHT acknowledges that XeTel may from time to time use additional subcontractors to complete the product and hereby gives approval to XeTel to use such other subcontractors so long as XeTel first advises Pathlight of the intention to use any such additional subcontractors, and provides Pathlight two weeks to accept or reject any such proposed additional subcontractors. Pathlight's approval of any such additional subcontractors shall not be unreasonably withheld. XeTel is an independent contractor and is not an agent of Pathlight for any purpose whatsoever.

         XeTel is solely responsible for the acts of its employees and agents, including any acts or omissions, and shall hold harmless, defend and indemnify Pathlight against all claims based on acts of its employees or agents.

         Pathlight is an independent contractor and is not an agent of XeTel for any purpose whatsoever. Pathlight is solely responsible for the acts of its employees and agents, including any acts or omissions, and shall hold harmless, defend and indemnify XeTel against all claims based on acts of its employees or agents.

20. INSURANCE. XeTel shall maintain comprehensive general liability insurance for claims for damages because of bodily injury or death and property damage caused by or arising out of acts or omissions of its employees.

21. WAIVER. No failure or delay on the part of either party hereto in exercising any right or remedy under the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy. No provision of the Agreement may be waived except in writing signed by such party granting the waiver. The waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of subsequent instances or of either party's remedies for such noncompliance.

22. TAXES. PATHLIGHT shall be responsible for and pay all taxes or other similar transaction costs imposed on XeTel by any jurisdiction as a result of or in connection with the services performed or products provided by XeTel hereunder excluding, however, XeTel's taxes based upon net income, capital or net worth of XeTel.

23. SEVERABILITY. If any term or provision of this Agreement or the application of this Agreement to any person, entity or circumstance is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remainder of this Agreement shall not be affected, but shall be valid and enforceable as if the invalid term, condition or provision were not a part of this Agreement.

24. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

25.      SUPERSEDING EFFECT

         a. This Agreement, including all attachments, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understanding and Agreements, either oral or written, between the parties or any official or representative hereof. This Agreement shall be modified only in writing and signed by authorized representatives of the parties.

         b. Any term, condition and/or provision of PATHLIGHT's Purchase Order or other documentation which is in any way inconsistent with or in addition to these terms shall not be binding upon XeTel unless accepted by XeTel in writing. The submission of a Purchase Order to XeTel or retention by PATHLIGHT of any goods or services delivered hereunder shall be conclusively deemed acceptance of the terms hereof. XeTel's failure to object to terms contained in any communication from PATHLIGHT will not be an acceptance thereof or a waiver of the terms hereof.

26. NON-ASSIGNMENT. This Agreement may not be assigned without prior written Agreement and approval of the other party. Both parties agree not to unreasonably withhold such assignment. The sale by Pathlight of all or substantially all of its assets or any form of merger shall not be considered such an assignment however, XeTel reserves the right to approve the credit worthiness of the acquiring company and to modify credit terms prior to commencement of the transaction; such approval and credit terms shall be made in writing.

27. APPLICABLE LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas. The exclusive jurisdiction for any legal proceeding arising from this Agreement shall be the courts of Texas. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

28. YEAR 2000 READINESS. XeTel shall take reasonable steps to ensure that all mission critical applications and operating environments used by XeTel will be in readiness by the year 2000. XeTel shall take reasonable steps to ensure its suppliers will be able to perform their material obligations beyond the year 2000.

         There can be no assurance that the systems of other companies on which XeTel's systems rely will be converted on a timely basis or that such failure by another company to convert would not have an adverse effect on XeTel's systems.

29. NOTICES. All required or permitted notices to be given under this Agreement will be in writing and deemed received: 1) three days after mailing if sent by certified mail, return receipt requested, or 2) on the date confirmation is received if sent via facsimile transmittal to the party at the address provided below and followed by certified mail or personal delivery 3) on the date received when sent via Federal Express or other overnight carrier with signed receipt requested.



The parties execute this Agreement to be effective on the later of the dates referenced below.


    XeTel Corporation                            Pathlight Technology, Inc.


By: /s/ RICHARD CHILINSKI                    By: /s/ JAMES H. WATSON, JR.
    ---------------------------                  ---------------------------

Name: Richard Chilinski                      Name: James H. Watson, Jr.
Title: Senior Vice President & CFO           Title: C.O.O. & C.F.O.

    XeTel Corporation                        Pathlight Technology, Inc.
    2105 Gracy Farms Lane                    9 Brown Road
    Austin, TX 78758                         Ithaca, NY 14850-1255


Date:  5/12/00                               Date:  4/27/00
      ---------                                    ---------

                                   APPENDIX A

                          XETEL'S INVENTORY BUY POLICY

Based on this Agreement, XeTel will procure material intended for use in Pathlight's products. This procurement activity is designed to support product scheduled in compliance with Pathlight's Purchase Orders and forecast delivered to XeTel in accordance with this Agreement. XeTel's inventory buy policy is to only order components for which Pathlight is liable and thus, XeTel will not purchase any speculative inventory. The methodologies listed below outline XeTel's overall procurement patterns; however, on individual parts this may vary depending on the terms and conditions, as well as packaging constraints, offered by the supplier and/or Original Equipment Manufacturer (OEM) (examples: minimum buy quantities and tape & reel sizes).

XeTel utilizes an A, B, C procurement strategy whereby the "A" items represent approximately eighty percent (80%) of the material value of the product, "B" items represent approximately fifteen percent (15%) of the material value of the product and "C" items represent five percent (5%) of the material value of the product. All material items are profiled in XeTel's MRP system and scheduled for delivery as stated below:

MATERIAL       NUMBER OF DAYS PRIOR     NUMBER OF DAYS PRIOR
CLASS          TO BUILD DATE            TO PRODUCT SHIPMENT DATE
--------       --------------------     ------------------------
   A                 5                            20
   B                10                            25
   C               10-20                        25-40

Additionally, XeTel will lot-size "B" and "C" items to minimize procurement and handling activity. The "A" items will not be lot-sized except as required by the supplier. Supplier and OEM delivery and quality history will also be taken into account when profiling components.

XeTel will receive permission from Pathlight prior to purchasing any component which has a cost higher than that defined in the applicable product(s) quote. This Purchase Price Variance (PPV) can be paid, by Pathlight, in a lump sum or amortized into an adjusted sell price for the associated product(s).

                                   APPENDIX B

                     INVENTORY PREPAYMENT TIMELINE EXAMPLE

                      FEBRUARY                       MARCH                           APRIL
            ---------------------------- --------------------------------   ------------------------
              WK1    WK2    WK3    WK4    WK1    WK2    WK3    WK4    WK5    WK1    WK2    WK3   WK4
NORMAL       Parts   (A) 30 days
RECEIPT &    rcvd                 Parts
SHIP CYCLE   $100K                ship           Net 30

NORMAL PAY                                XeTel              Customer
CYCLE                                     pays                pays
                                         vendors              XeTel
-----------------------------------------------------------------------------------------------------

                      FEBRUARY                         MARCH                              APRIL
            ----------------------------   --------------------------------   -----------------------------
              WK1    WK2    WK3    WK4      WK1    WK2    WK3    WK4    WK5    WK1    WK2    WK3   WK4
CUSTOMER                                                                                          New
SCHEDULES                        Old ship                                                         scheduled
SHIP DATE                        date                                                             ship date

PREPAY                                                     (C)   $100K
SCHEDULE                     (B) Excess Inv.                   prepayment
                                 = $100K                          due

                                          Look at demand within 5 week window
                                          Demand is zero in this example
-----------------------------------------------------------------------------------------------------

(A) "A" components, 80% of inventory, are received 20 days prior to ship date.

(B) XeTel calculates excess by comparing on-hand inventory to 35 day (5 week) outlook on demand. Five week outlook report is available every Monday morning.

(C)      Customer prepay covers cash outlay to vendors due to reschedule.

NOTE: XeTel will credit prepaid dollars toward invoice due when shipments resume

                                   APPENDIX C
                    DELIVERY INCREASE AND ACCELERATION PLAN

                                   APPENDIX D
                                SPQL COMMITMENTS

                                   APPENDIX E
                          OTHER INFORMATIONAL REPORTS



Percent Lots Rejected
Scrap rates via Fourth Shift MPR
Process changes via Manufacturing Build Packets
Corrective Action and Failure Analysis via CAR System Report
ICT first and second pass yield
Board Level Functional Test (FCT) Yield statistics
System Level Functional Test (FCT) Yield statistics